Exhibit 99.1

FOR IMMEDIATE RELEASE

November 25, 2025

Strategic Storage Trust VI, Inc. Reports Third Quarter 2025 Results

Three Months Ended September 30, 2025 Financial Highlights:

•
Q3 Total revenues increased approximately 8.7% compared to the same period in 2024.
•
Q3 Increased Same-Store Revenues by approximately 3.8% for the Quarter.
•
Q3 Net loss attributable to common stockholders increased approximately 3.6% compared to the same period in 2024.
•
Q3 Increased Same-Store Net Operating Income ("NOI") by approximately 9.8% for the Quarter.

Nine Months Ended September 30, 2025 Financial Highlights:

•
YTD Total revenues increased approximately 9.8% compared to the same period in 2024.
•
YTD Increased Same-Store Revenues by approximately 5.2% for the year.
•
YTD Net loss attributable to common stockholders decreased approximately 19.4% compared to the same period in 2024.
•
YTD Increased Same-Store Net Operating Income ("NOI") by approximately 10.9%.

LADERA RANCH, CA – November 25, 2025 – Strategic Storage Trust VI, Inc. (“SST VI”), a publicly registered non-traded real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), announced operating results for the three and nine months ended September 30, 2025.

“We are encouraged by our third-quarter results, which reflect continued operational strength and disciplined execution of our strategic initiatives” commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. “During the quarter, total revenues increased approximately 8.7% and same-store NOI has grown by 9.8% compared to the same period in 2024. These results underscore the effectiveness of our Sponsor's revenue maximization strategies and our ongoing focus on optimizing portfolio performance. On a year-to-date basis, total revenues have increased approximately 9.8%, and same-store NOI has grown by 10.9% compared to the same period in 2024. We remain focused on maintaining strong fundamentals, executing on our strategic objectives, and delivering long-term value to our stockholders.”

Key Highlights for the Three Months Ended September 30, 2025:

• Total revenues were approximately $7.9 million, an increase of approximately $0.6 million when compared to the same period in 2024.

• Increased same-store revenues and NOI by 3.8% and 9.8%, respectively, for the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

• Same-store average physical occupancy decreased by approximately 0.1% to 91.5% as of September 30, 2025 from 91.6% as of September 30, 2024.

• Same-store annualized rent per occupied square foot increased by approximately 3.5% to $17.62 for the three months ended September 30, 2025 from $17.03 for the three months ended September 30, 2024.

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

Key Highlights for the Nine Months Ended September 30, 2025:

• Total revenues were approximately $22.9 million, an increase of approximately $2.0 million when compared to the same period in 2024.

• Increased same-store revenues and NOI by 5.2% and 10.9%, respectively, for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

• Same-store average physical occupancy decreased by approximately 0.1% to 91.5% as of September 30, 2025 from 91.6% as of September 30, 2024.

• Same-store annualized rent per occupied square foot increased by approximately 3.8% to $17.34 for the nine months ended September 30, 2025 from $16.71 for the nine months ended September 30, 2024.

Series D Cumulative Redeemable Preferred Unit Purchase Agreement:

On September 4, 2025, SSSR Preferred Investor, LLC (the “Series D Preferred Investor”), an affiliate of SmartStop Self Storage REIT, Inc. (NYSE: SMA), which is the ultimate parent company of the Company’s sponsor, agreed to purchase up to 1,400,000 Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”) of limited partnership interest in Strategic Storage Operating Partnership VI, L.P. (the “Operating Partnership”), the operating partnership of Strategic Storage Trust VI, Inc. (the “Company”), in consideration for up to $35 million pursuant to a Series D Cumulative Redeemable Preferred Unit Purchase Agreement (the “Series D Preferred Unit Purchase Agreement”) dated September 4, 2025 by and among the Company, the Operating Partnership, and the Series D Preferred Investor.

The Series D Preferred Unit Purchase Agreement provides that the purchase price for the Series D Preferred Units shall be equal to $25 per share (the “Purchase Price”). The Series D Preferred Units require an investment fee equal to 1.0% of the amount invested at any closing. The terms of the Series D Preferred Units includes certain rights, preferences, powers, privileges and restrictions, qualifications and limitations as are set forth in Amendment No. 5 to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “OP Agreement Amendment”), which amended the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), which are described in more detail below under the heading “Terms of the Series D Cumulative Redeemable Preferred Units”. In September 2025, the Preferred Investor purchased 1.0 million Series D Cumulative Redeemable Preferred Units of Limited Partnership Interest (the “Series D Preferred Units”) at a liquidation preference of $25.00 per unit (the “Liquidation Amount”) in consideration for the Preferred Investor making a capital contribution to our Operating Partnership in an amount of $25 million. On October 28, 2025, our Operating Partnership issued an additional 120,000 Series D Preferred Units to the Preferred Investor in exchange for $3.0 million pursuant to the Preferred Unit Purchase Agreement.

The Company used the net proceeds from the issuance of the shares to pay down indebtedness (including amounts owed to the Company’s sponsor), fund development and improvement pipelines and for other general corporate purposes.

Series E Preferred Offering:

On September 30, 2025, we commenced the Series E Preferred Offering of up to $75.0 million (expandable up to $100.0 million in the sole discretion of our board) in shares of our Series E Preferred Stock, $0.001 par value per share, at an offering price of $10.00 per share, pursuant to the Confidential Private Placement Memorandum dated September 30, 2025 (the “Memorandum”). The Series E Preferred Offering will terminate on September 30, 2026, unless extended by our board, in its sole discretion. In connection with the Series E Preferred Offering, we entered into Amendment No. 6 to the Operating Partnership Agreement to create Series E Preferred Units having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series E Preferred Stock. The Series E Preferred Stock ranks senior to all classes of the Company's common stock and pays a 8.0% per annum dividend.

The Company intends to use the net proceeds from the Preferred Offering to pay down debt and further invest in income-producing and growth self storage properties and related self storage real estate investments

Declared Distributions:

On September 26, 2025, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on October 1, 2025 and ending December 31, 2025. In connection with this distribution, stockholders who hold Class T and Class Y shares, will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day and stockholders who hold Class W and Class Z shares, will be paid an amount equal to approximately $0.001698 per day per share less the dealer manager servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of November 25, 2025, SST VI has a portfolio of 13 operating properties in the United States comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking); 11 properties with approximately 10,205 units and 1,067,715 rentable square feet (including parking) in Canada, joint venture interests in four operational and one development property in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Ontario.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA), is a self-managed REIT with a fully integrated operations team of more than 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs, and through its indirect subsidiary Argus Professional Storage Management, LLC offers third party management services in the U.S. and Canada. As of November 25, 2025, SmartStop has an owned or managed portfolio of more than 460 operating properties in 34 states, the District of Columbia, and Canada, comprising approximately 270,000 units and more than 35 million rentable square feet. SmartStop and its affiliates own or manage 49 operating self-storage properties in Canada, which total approximately 42,200 units and 4.3 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Real estate facilities:
Land	$111,577,582	$109,097,324
Buildings	382,391,168	375,539,122
Site improvements	13,931,226	13,655,534
	507,899,976	498,291,980
Accumulated depreciation	(37,579,759)	(27,645,170)
	470,320,217	470,646,810
Construction in process	18,050,287	9,144,864
Real estate facilities, net	488,370,504	479,791,674
Cash and cash equivalents	9,428,681	10,827,415
Restricted cash	1,226,619	6,738,149
Investments in unconsolidated real estate ventures (Note 4)	22,545,202	18,207,135
Other assets, net	8,625,084	13,564,907
Total assets	$530,196,090	$529,129,280
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Debt, net	$289,851,363	$274,056,356
Accounts payable and accrued liabilities	10,245,291	13,433,815
Distributions payable	4,547,144	4,409,505
Due to affiliates	1,878,518	13,877,191
Total liabilities	306,522,316	305,776,867
Commitments and contingencies (Note 10)
Redeemable common stock	11,575,414	10,279,772
Series B Convertible Preferred Stock, net $0.001 par value; 150,000 shares authorized; 150,000 issued and outstanding at September 30, 2025 and December 31, 2024, with aggregate liquidation preferences of $153,156,986 and $153,148,361 at September 30, 2025 and December 31, 2024, respectively	148,599,723	148,599,723
Series D Preferred units in our Operating Partnership, net $0.001 par value; 1,400,000 units authorized; 1,000,000 and none units issued and outstanding at September 30, 2025 and December 31, 2024, with aggregate liquidation preferences of $25,087,500 and $0 at September 30, 2025 and December 31, 2024, respectively	24,726,843	—
Series E Redeemable 8% Preferred Stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Equity:
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,394,363 and 11,280,098 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	11,394	11,280
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,250,889 and 3,383,583 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	3,251	3,384
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,416,466 and 5,373,889 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	5,416	5,374
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 714,501 and 704,761 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	715	705
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 5,419,065 and 4,049,909 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	5,419	4,050
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 573,972 and 346,393 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	574	346
Additional paid-in capital	222,141,939	207,773,199
Distributions	(43,576,893)	(32,142,866)
Accumulated deficit	(139,015,855)	(111,392,263)
Accumulated other comprehensive loss	(5,450,572)	(4,432,786)
Total Strategic Storage Trust VI, Inc. equity	34,125,388	59,830,423
Noncontrolling interests in our Operating Partnership	(430,159)	225,081
Noncontrolling Series C Subordinated Units in our Operating Partnership	5,076,565	4,417,414
Total noncontrolling interest	4,646,406	4,642,495
Total equity	38,771,794	64,472,918
Total liabilities, temporary equity and equity	$530,196,090	$529,129,280

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Self storage rental revenue	$7,870,022	$7,236,715	$22,786,515	$20,761,136
Ancillary operating revenue	47,797	47,287	151,302	136,165
Total revenues	7,917,819	7,284,002	22,937,817	20,897,301
Operating expenses:
Property operating expenses	2,821,004	2,762,121	8,591,535	8,456,260
Property operating expenses – affiliates	1,332,529	1,303,465	3,904,248	3,871,108
General and administrative	1,450,036	1,470,060	4,831,973	4,617,858
Depreciation	3,236,492	3,196,083	9,634,973	9,543,705
Intangible amortization expense	—	654,050	—	2,532,196
Acquisition expense – affiliates	76,580	130,311	289,112	444,364
Other property acquisition expenses	5,956	67,441	63,034	171,283
Total operating expenses	8,922,597	9,583,531	27,314,875	29,636,774
Operating loss	(1,004,778)	(2,299,529)	(4,377,058)	(8,739,473)
Other income (expense):
Interest expense	(4,281,079)	(4,458,658)	(12,564,571)	(13,701,532)
Interest expense – debt issuance costs	(190,331)	(272,173)	(859,246)	(826,098)
Derivative fair value adjustment	-	(1,849,878)	(531,449)	(86,205)
Other income, net	28,770	85,233	97,953	430,381
Equity in loss of unconsolidated real estate ventures	(604,294)	—	(1,211,896)	—
Foreign currency adjustment	(2,206,593)	818,394	902,170	(2,539,244)
Net loss	(8,258,305)	(7,976,611)	(18,544,097)	(25,462,171)
Less: Distributions to preferred stockholders	(3,156,987)	(3,148,361)	(9,368,014)	(9,399,516)
Less: Distributions to preferred unitholders in our Operating Partnership	(87,500)	—	(87,500)	—
Net loss attributable to the noncontrolling interests in our Operating Partnership	166,105	181,273	379,236	609,423
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(11,336,687)	$(10,943,699)	$(27,620,375)	$(34,252,264)
Net loss per Class P share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Net loss per Class A share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Net loss per Class T share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Net loss per Class W share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Net loss per Class Y share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Net loss per Class Z share—basic and diluted	$(0.42)	$(0.46)	$(1.05)	$(1.52)
Weighted average Class P shares outstanding—basic and diluted	11,398,457	11,208,277	11,389,603	11,170,643
Weighted average Class A shares outstanding—basic and diluted	3,308,799	3,372,159	3,369,323	3,364,818
Weighted average Class T shares outstanding—basic and diluted	5,411,801	5,343,460	5,401,444	5,323,178
Weighted average Class W shares outstanding—basic and diluted	713,750	700,079	711,238	695,342
Weighted average Class Y shares outstanding—basic and diluted	5,400,038	2,770,034	4,963,565	1,867,148
Weighted average Class Z shares outstanding—basic and diluted	572,648	171,225	474,119	142,804

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - three months ended September 30, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the three months ended September 30, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$3,588,760	$3,456,963	3.8%	$4,329,059	$3,827,039	N/M	$7,917,819	$7,284,002	8.7%
Property operating expenses(2)	1,334,120	1,402,905	(4.9)%	1,966,120	1,795,338	N/M	3,300,240	3,198,243	3.2%
Net operating income	$2,254,640	$2,054,058	9.8%	$2,362,939	$2,031,701	N/M	$4,617,579	$4,085,759	13.0%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,610		1,254,500	1,254,500		2,147,110	2,147,110
Average physical occupancy(4)	91.5%	91.6%	-0.1%	88.0%	81.9%	N/M	89.5%	86.0%	3.5%
Annualized rent per occupied square foot(5)	$17.62	$17.03	3.5%	N/M	N/M	N/M	$17.35	$16.77

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 square feet as of September 30, 2025 and 2024. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.1 million was primarily the result of an increase in revenue per occupied square foot of approximately 3.5% for the three months ended September 30, 2025 over the three months ended September 30, 2024 offset by a decrease average physical occupancy of approximately 0.1%.

Our same-store property operating expenses decreased by approximately $70,000 or 4.9% for the three months ended September 30, 2025 compared to the three months ended September 30, 2024.

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST VI defines as net income (loss), computed in accordance with GAAP, generated from properties, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST VI believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

VI believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SST VI’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Three Months Ended
	September 30, 2025	September 30, 2024
Net Loss	$(8,258,305)	$(7,976,611)
Adjusted to exclude:
Asset management fees(1)(2)	853,293	867,343
General and administrative	1,450,036	1,470,060
Depreciation	3,236,492	3,196,083
Intangible amortization expense	—	654,050
Acquisition expenses—affiliates	76,580	130,311
Other property acquisition expenses	5,956	67,441
Interest expense	4,281,079	4,458,658
Interest expense—debt issuance costs	190,331	272,173
Derivative fair value adjustment	—	1,849,878
Other income (expense)	(28,770)	(85,233)
Equity in loss of unconsolidated joint ventures	604,294	—
Foreign currency adjustment	2,206,593	(818,394)
Total property net operating income	$4,617,579	$4,085,759
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.3 million and $0.2 million for the three months ended September 30, 2025 and 2024, respectively.

Same-Store Facility Results - nine months ended September 30, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the nine months ended September 30, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$10,599,356	$10,075,948	5.2%	$12,338,461	$10,821,353	N/M	$22,937,817	$20,897,301	9.8%
Property operating expenses(2)	4,168,895	4,277,287	(2.5)%	5,818,155	5,422,759	N/M	9,987,050	9,700,046	3.0%
Net operating income	$6,430,461	$5,798,661	10.9%	$6,520,306	$5,398,594	N/M	$12,950,767	$11,197,255	15.7%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,610		1,254,500	1,254,500		2,147,110	2,147,110
Average physical occupancy(4)	91.5%	91.6%	-0.1%	88.0%	81.9%	N/M	89.5%	86.0%	3.5%
Annualized rent per occupied square foot(5)	$17.34	$16.71	3.8%	N/M	N/M	N/M	$16.80	$16.35

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 square feet as of September 30, 2025 and 2024. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.5 million was primarily the result of an increase in revenue per occupied square foot of approximately 3.8% for the nine months ended September 30, 2025 over the nine months ended September 30, 2024 offset by a decrease in average physical occupancy of approximately 0.1%.

Our same-store property operating expenses decreased by approximately $100,000 or 2.5% for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Net Loss	$(18,544,097)	$(25,462,171)
Adjusted to exclude:
Asset management fees(1)(2)	2,508,733	2,627,322
General and administrative	4,831,973	4,617,858
Depreciation	9,634,973	9,543,705
Intangible amortization expense	—	2,532,196
Acquisition expenses—affiliates	289,112	444,364
Other property acquisition expenses	63,034	171,283
Interest expense	12,564,571	13,701,532
Interest expense—debt issuance costs	859,246	826,098
Derivative fair value adjustment	531,449	86,205
Other income (expense)	(97,953)	(430,381)
Equity in loss of unconsolidated joint ventures	1,211,896	—
Foreign currency adjustment	(902,170)	2,539,244
Total property net operating income	$12,950,767	$11,197,255
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.8 million and $0.6 million for the nine months ended September 30, 2025 and 2024, respectively.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar ("CAD")/U.S. Dollar ("USD") exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;
•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;
•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
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the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the risk factors included in Part II, Item 1A of our Form 10-Qs, copies of which may be obtained from our website at www.strategicreit.com.